UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 2, 2008

ENLIVEN MARKETING TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27168	95-4102687
(state or other juris-	(Commission	(I.R.S. Employer
diction of incorporation)	File Number)	(Identification No.)

205 West 39th Street, 16th Floor, New York, NY		10018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 201-0800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.    Completion of Acquisition or Disposition of Assets

On October 2, 2008, Enliven Marketing Technologies Corporation, a Delaware corporation (the “Company”), consummated the merger (the “Merger”) of DG Acquisition Corp. VI. (“Merger Sub”), a Delaware corporation and a wholly owned subsidiary of DG FastChannel, Inc., a Delaware corporation (the “Parent”), with and into the Company, in accordance with the Agreement and Plan of Merger, dated as of May 7, 2008, as amended by Amendment No. 1, dated as of September 4, 2008, by and among the Company, the Parent and Merger Sub (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, each share of Company common stock, $.001 par value per share (the “Common Stock”), issued and outstanding immediately prior to the effective time of the Merger, was converted into the right to receive 0.033 of a share of Parent common stock, $.001 par value per share, and cash in lieu of fractional shares, as applicable (the “Merger Consideration”). Upon the closing of the Merger, the Company became a wholly owned subsidiary of the Parent.

The description of the Merger Agreement and the transactions contemplated thereby, including the Merger, contained in this Item 2.01 do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, which is attached as Exhibits 2.1 and 2.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As a result of the merger, the Company no longer fulfills the numerical listing requirements of the NASDAQ Stock Market (“NASDAQ”).  On October 2, 2008, in connection with the closing of the Merger, the Company notified NASDAQ of the closing date of the Merger and requested that NASDAQ file an application on Form 25 with the Securities and Exchange Commission (the “SEC”) to remove the Common Stock from listing on the NASDAQ and registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  In addition, the Company intends to file with the SEC a certification on Form 15 under the Exchange Act requesting the Common Stock be deregistered and that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 5.01.    Changes in Control of Registrant

Upon the effective time of the Merger on October 2, 2008, a change in control of the Company occurred pursuant to which: (1) each issued and outstanding share of Common Stock was converted into the right to receive the Merger Consideration and (ii) Merger Sub merged with and into the Company with the Company being the surviving corporation and a wholly owned subsidiary of the Parent.   The description of the Merger Agreement in Item 2.01 is incorporated by reference in answer to this Item 5.01.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to the terms of the Merger Agreement, on the closing date of the Merger, the Company delivered to the Parent duly signed resignations, effective as of the effective time of the Merger, for each member of the Company’s board of directors.    Pursuant to the terms of the Merger Agreement, upon the effective time of the Merger, Scott K. Ginsburg and Omar A. Choucair became the directors of the Company.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective upon filing the certificate of merger, on October 2, 2008, the Company’s existing certificate of incorporation was amended and restated. The Company’s amended and restated certificate of incorporation, which is filed as Exhibit 3.1 hereto, is incorporated herein by reference.  In addition, upon the effective time of the Merger, the Company’s existing bylaws was amended and restated.  The Company’s amended and restated bylaws, which is filed as Exhibit 3.2 hereto, is incorporated herein by reference.

Item 8.01.    Other Events

On October 2, 2008, the Company and the Parent issued a joint press release announcing the consummation of the Merger pursuant to the terms and conditions of the Merger Agreement. A copy of such press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

2.1  Agreement and Plan of Merger, dated as of May 7, 2008, by and among Enliven Marketing Technologies Corporation, DG Acquisition Corp. VI., and DG FastChannel, Inc. (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 12, 2008).

2.2  Amendment No. 1 to Agreement and Plan of Merger, dated as of September 4, 2008, by and among Enliven Marketing Technologies Corporation, DG Acquisition Corp. VI. and DG FastChannel, Inc. (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 5, 2008).

3.1  Certificate of Incorporation of Enliven Marketing Technologies Corporation.

3.2  Amended and Restated Bylaws of Enliven Marketing Technologies Corporation.

99.1  Press Release, dated October 2, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENLIVEN MARKETING TECHNOLOGIES CORPORATION

	By:	/s/ John Palmer
Name: John Palmer
Title: Secretary

Dated: October 3, 2008

Exhibit Index

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of May 7, 2008, by and among Enliven Marketing Technologies Corporation, DG Acquisition Corp. VI., and DG FastChannel, Inc. (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 12, 2008).

2.2

Amendment No. 1 to Agreement and Plan of Merger, dated as of September 4, 2008, by and among Enliven Marketing Technologies Corporation, DG Acquisition Corp. VI. and DG FastChannel, Inc. (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 5, 2008).

3.1	Certificate of Incorporation of Enliven Marketing Technologies Corporation.

3.2	Amended and Restated Bylaws of Enliven Marketing Technologies Corporation.

99.1	Press Release, dated October 2, 2008.